Exhibit 99.1

NEWS RELEASE
The premier capital provider to the hospitality industry™

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS THIRD QUARTER RESULTS
STRONG REVPAR GROWTH AND SEASONALITY IMPACT RESULTS
DALLAS — (October 31, 2007) — Ashford Hospitality Trust, Inc. (NYSE:AHT) today reported the following results and performance measures for the third quarter ended September 30, 2007. The proforma performance measurements for Occupancy, Average Daily Rate (ADR), revenue per available room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) include the Company’s 114 hotels owned as of September 30, 2007, which excludes 5 hotel assets held for sale as of that date. Unless otherwise stated, all reported results compare the third quarter ended September 30, 2007 with the third quarter ended September 30, 2006. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 195% to $336.8 million from $114.3 million

•	Net income (loss) to common shareholders was ($6.6 million)

•	Adjusted funds from operations (AFFO), excluding gains on sales, increased 56.1% to $34.9 million, or $0.25 per diluted share

•	Seasonality for the portfolio has changed from 24.7% of the Hotel EBITDA being produced in the third quarter last year to 23.0% of the Hotel EBITDA being produced in the third quarter this year because of the acquisition of the CNL portfolio. This change created a $.04 per share variance for the quarter

•	Year to Date AFFO per diluted share increased 15.1% to $0.99 from $0.86

•	Cash available for distribution (CAD) increased 31% to $25.1 million, or $0.18 per diluted share

•	Year to Date CAD per diluted share increased to $0.78 from $0.76

•	Declared quarterly common dividend of $0.21 per diluted share

•	CAD dividend coverage was 124% Year to Date
STRONG INTERNAL GROWTH
•	Proforma RevPAR increased 8.3% for hotels not under renovation on a 5.1% increase in ADR to $134.89 and a 233-basis point improvement in occupancy

•	Proforma RevPAR increased 7.4% for all hotels on a 5.4% increase in ADR to $135.27 and a 144-basis point improvement in occupancy

•	Proforma same-property Hotel Operating Profit for hotels not under renovation improved 11.7%

•	Proforma same-property Hotel Operating Profit margin for hotels not under renovation improved 120 basis points
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Capex invested in the third quarter totaled $32 million

•	Capex for 2007 and 2008 estimated at $280 million for which the Company has adequate resources to fund through continued asset sales, FF&E reserves, and cash flow above our dividend
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Third Quarter Results

October 31, 2007
•	Targeted ROI projects for 2008 should approximate $50M

•	Two hotels sold in the third quarter for $10 million and one subsequent to the end of the quarter for $25 million
PORTFOLIO REVPAR GROWTH
As of September 30, 2007, the Company had a portfolio of direct hotel investments consisting of 114 properties classified in continuing operations. During the third quarter, 106 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma total basis (all 114 hotels) and proforma not-under-renovation basis (106 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of all 114 hotels. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: West South Central (12 hotels) with a 10.7% increase; Middle Atlantic (10) with 9.3%; South Atlantic (42) with 9.2%; New England (4) with 8.9%; Mountain (8) with 6.5%; Pacific (22) with 6.3%; East South Central (2) with 5.9%; West North Central (3) with 2.4%; East North Central (10) with 1.8%; and Canada (1) with 0.8%
•	RevPAR growth by brand was led by: InterContinental (2 hotels) with 13.7%; Hilton (37 hotels) with 9.1%; Marriott (59) with 7.9%; Hyatt (5) with 7.5%; Starwood (7) with 0.1%; Radisson (2) with a 1.6% decrease; and independents (2) with a 19.7% decrease
HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
For the 106 hotels as of September 30, 2007 that were not under renovation, Proforma Hotel EBITDA (adjusted as if all hotels were included throughout both periods) increased 11.7% to $84.6 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) improved 120 basis points to 26.7%. For all 114 hotels included in continuing operations as of September 30, 2007, Proforma Hotel EBITDA increased 8.8% to $87.9 million and Hotel EBITDA margin increased 74 basis points to 26.0%.
Ashford believes year-over-year Hotel EBITDA and Hotel EBITDA margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Proforma Hotel EBITDA and Proforma Hotel EBITDA margin for the current and certain prior-year periods based upon the number of core hotels in the portfolio as of the end of the current period. As Ashford’s portfolio mix changes from time to time so will the seasonality for Proforma Hotel EBITDA and Proforma Hotel EBITDA margin.
Prior to the acquisition of the 51 CNL assets in April 2007, the Company’s third quarter contributed approximately 24.7% of the annual Hotel EBITDA. For the current portfolio of 114 hotels the Company’s third quarter now contributes approximately 23.0% of the annual Hotel EBITDA. This 170 basis point change is the equivalent of approximately $0.04 per diluted share. The details of the quarterly calculations for the last four quarters for the current portfolio are provided in the tables attached to this release.
Monty J. Bennett, President and CEO, commented, “The internal growth from our portfolio has been a consistent theme for us all year, which was evident once again in the third quarter. With RevPAR growth above the industry average and sustained improvement in operating margins, we are seeing a direct benefit from the previous investments we have made to improve our assets as well as our efforts to concentrate the portfolio in high growth markets with the strongest brands. We intend to place an even
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AHT Announces Third Quarter Results

October 31, 2007
greater emphasis on accelerating the returns from some of our recently acquired assets through ROI projects. While we have been pleased with the continued improvement in internal growth, we believe allocating additional capital to several assets in select markets has the potential for even greater returns.”
FINANCING ACTIVITY
On July 18, 2007, the Company priced 8,000,000 shares of 8.45% Series D Cumulative Preferred Stock at $25.00 per share. The annual distribution for the preferred stock is $2.1125 per share, payable quarterly. Ashford used the net proceeds of the offering to redeem the Company’s Series C Preferred Stock.
At September 30, 2007, the Company’s net debt (defined as total debt less cash) to total enterprise value (defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding) was 60.5% based upon the Company’s closing stock price of $10.05. As of September 30, 2007, the Company’s $2.9 billion debt balance consisted of 78% of fixed-rate debt, with a total weighted average interest rate of 6.05%. The Company’s weighted average debt maturity including extension options is 7.2 years.
THIRD QUARTER INVESTMENT ACTIVITY
On July 2, 2007, the Company sold the Hampton Inn Horse Cave in Horse Cave, Kentucky, for approximately $3.5 million. On September 27, 2007, the Company sold the Doubletree Guest Suites - Dayton / Miamisburg in Dayton, Ohio for approximately $6.5 million. In connection with these two sales, the Company recognized a gain of $0.5 million.
SUBSEQUENT INVESTMENT ACTIVITY
On October 2, 2007, the Company sold the Hilton Birmingham Perimeter Park in Birmingham, Alabama for approximately $25 million.
In November, the Company expects to close the sale of the Residence Inn Atlanta in Atlanta, Georgia and the Residence Inn Torrance in Torrance, California for a total of approximately $61.5 million as well as the sale of the Residence Inn Kansas City in Kansas City, Missouri for approximately $7.0 million.
The Company has placed the Marriott BWI Airport in Baltimore, Maryland under contract for sale for approximately $61.5 million. The sale, subject to customary closing conditions, is expected to close by the end of November.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “While hotel fundamentals remain strong by historical measures, increased volatility exists in the financial markets. Our hotel portfolio and investment strategy are structured to benefit from these changing conditions. The diversified mix of assets offers the best of both worlds, namely value-add internal growth from our upper-upscale hotels and operating resiliency from our high quality select-service upscale and mid-scale without F&B properties. Additionally our capital allocation strategy is taking advantage of changing trends. We are recycling capital through asset sales and reducing debt, or redeploying the proceeds in high ROI internal growth investments as well as our hotel lending program. The company is currently targeting approximately $50 million of value added ROI capital projects to be completed during 2008. With the widening of lending spreads, we see a growing, though modest, opportunity in our mezzanine lending investment strategy. We remain committed to seeking the best risk adjusted returns for our shareholders.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. ET on November 1, 2007, to discuss the third quarter results. The number to call for this interactive teleconference is (913) 312-1295. A seven-day replay of the conference call will be available by dialing (719) 457-0820 and entering the confirmation number, 2846114.
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AHT Announces Third Quarter Results

October 31, 2007
The Company will also provide an online simulcast and rebroadcast of its third quarter 2007 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as on http://www.videonewswire.com/event.asp?regd=y&id=42633 on Thursday, November 1, 2007, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National
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AHT Announces Third Quarter Results

October 31, 2007
Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Investment in hotel properties, net	$4,186,590	$1,632,946
Cash and cash equivalents	143,678	73,343
Restricted cash	49,135	9,413
Accounts receivable, net	76,504	22,081
Inventories	4,435	2,110
Assets held for sale	110,608	119,342
Notes receivable	72,827	102,833
Deferred costs, net	31,405	14,143
Prepaid expenses	17,827	11,154
Other assets	9,187	7,826
Due from third-party hotel managers	48,422	15,964
Due from related parties	2,030	757

Total assets	$4,752,648	$2,011,912

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$2,919,737	$1,091,150
Capital leases payable	811	177
Accounts payable	50,917	16,371
Accrued expenses	84,922	32,591
Dividends payable	34,733	19,975
Deferred income	264	294
Deferred incentive management fees	3,615	3,744
Unfavorable management contract liabilities	24,149	15,281
Other liabilities	1,115	—
Due to third-party hotel managers	7,497	1,604
Due to related parties	3,368	4,152

Total liabilities	3,131,128	1,185,339

Commitments and contingencies
Minority interest in consolidated joint ventures	105,785	—
Minority interest related to limited partnership interests	105,595	109,864
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	75,000	75,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	23	23
Series D Cumulative Preferred Stock, 8,000,000 issued and outstanding at September 30, 2007	80	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 122,632,274 shares issued and 122,608,938 shares outstanding at September 30, 2007 and 72,942,841 shares issued and outstanding at December 31, 2006	1,226	729
Additional paid-in capital	1,452,611	708,420
Accumulated other comprehensive income (loss)	(81)	111
Accumulated deficit	(118,444)	(67,574)
Treasury stock, at cost (23,336 shares)	(275)	—

Total owners’equity	1,335,140	641,709

Total liabilities and owners’ equity	$4,752,648	$2,011,912

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
REVENUE
Rooms	$249,633	$88,598	$609,484	$255,615
Food and beverage	67,173	17,472	177,066	50,012
Rental income from operating leases	1,449	—	2,633	—
Other	15,862	4,247	36,779	11,958

Total hotel revenue	334,117	110,317	825,962	317,585
Interest income from notes receivable	2,373	3,652	8,594	11,518
Asset management fees from affiliates	334	299	996	934

Total Revenue	336,824	114,268	835,552	330,037

EXPENSES
Hotel operating expenses
Rooms	58,794	20,192	138,285	56,084
Food and beverage	52,717	13,652	130,433	38,267
Other direct	8,321	2,116	18,551	5,545
Indirect	95,807	32,793	226,596	93,443
Management fees	12,523	4,148	30,578	12,350

Total hotel expenses	228,162	72,901	544,443	205,689

Property taxes, insurance, and other	17,598	6,593	43,892	17,786
Depreciation and amortization	39,262	12,686	115,269	33,841
Corporate general and administrative:
Stock-based compensation	1,704	1,411	4,669	4,120
Other corporate and administrative	6,365	3,398	15,141	10,838

Total Operating Expenses	293,091	96,989	723,414	272,274

OPERATING INCOME	43,733	17,279	112,138	57,763

Interest income	776	1,005	2,249	2,065
Interest expense	(45,125)	(10,940)	(104,410)	(33,703)
Amortization of loan costs	(2,524)	(495)	(5,447)	(1,470)
Write-off of loan costs and exit fees	—	—	(5,966)	(788)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(3,140)	6,849	(1,436)	23,867
Benefit from income taxes	2,117	833	3,228	605
Minority interest in consolidated joint ventures	(106)	—	417	—
Minority interest related to limited partners	343	(925)	(413)	(3,685)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(786)	6,757	1,796	20,787
Income from discontinued operations, net:
(including gains on sales net of income taxes of approximately $531,000 and $28.4 million for the three and nine months ended September 30, 2007, respectively)	1,294	1,893	31,287	6,348

NET INCOME	508	8,650	33,083	27,135
Preferred dividends	7,146	2,719	16,972	8,156

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(6,638)	$5,931	$16,111	$18,979

Income (Loss) From Continuing Operations Per Share Available To Common Shareholders:
Basic	$(0.07)	$0.06	$(0.15)	$0.22

Diluted	$(0.07)	$0.06	$(0.15)	$0.22

Income From Discontinued Operations Per Share:
Basic	$0.01	$0.03	$0.31	$0.11

Diluted	$0.01	$0.03	$0.31	$0.11

Net Income (Loss) Per Share Available To Common Shareholders:
Basic	$(0.05)	$0.09	$0.16	$0.33

Diluted	$(0.05)	$0.09	$0.16	$0.32

Weighted Average Common Shares Outstanding:
Basic	121,234,832	67,157,286	100,708,105	58,320,142

Diluted	121,234,832	67,301,115	100,708,105	58,681,541

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$508	$8,650	$33,083	$27,135

Add back:
Interest income	(776)	(1,005)	(2,249)	(2,065)
Interest expense and amortization of loan costs	47,649	11,435	109,857	35,173
Depreciation and amortization	40,235	13,812	117,644	37,120
Minority interest relating to limited partners	219	1,184	4,026	4,860
Provision for (benefit from) income taxes	(1,309)	(929)	5,085	(692)

	86,018	24,497	234,363	74,396

EBITDA	$86,526	$33,147	$267,446	$101,531

For the three months ended September 30, 2007, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of approximately $565,000 and deduct gains on sales of properties of approximately $531,000.
For the three months ended September 30, 2006, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of approximately $212,000.
For the nine months ended September 30, 2007, EBITDA has not been adjusted to deduct the amortization of the unfavorable management contract liabilities of approximately $1.5 million, add back the write-off of loan costs and exit fees of approximately $6.0 million, and deduct gains on sales of properties of approximately $35.2 million.
For the nine months ended September 30, 2006, EBITDA has not been adjusted to add back the write-off of loan costs of approximately $788,000, add back the loss from reclassification from discontinued to continuing of approximately $863,000, and deduct the amortization of the unfavorable management contract liabilities of approximately $212,000.
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income (loss) available to common shareholders	$(6,638)	$5,931	$16,111	$18,979

Plus real estate depreciation and amortization	40,128	13,734	117,372	36,887
Remove gains on sales of properties, net of related income taxes	(531)	—	(28,370)	—
Remove minority interest relating to limited partners	219	1,184	4,026	4,860

FFO available to common shareholders	$33,178	$20,849	$109,139	$60,726

Add back dividends on convertible preferred stock	1,564	1,490	4,692	4,469
Add back non-cash dividends on Series C preferred stock	140	—	845	—
Add back write-off of loan costs and exit fees	—	—	5,966	788
Add back loss from reclassification of discontinued to continuing	—	—	—	863

Adjusted FFO	$34,882	$22,339	$120,642	$66,846

Adjusted FFO per diluted share available to common shareholders	$0.25	$0.25	$0.99	$0.86

Diluted weighted average shares outstanding	142,249,192	88,343,497	122,151,979	77,957,660

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION (“CAD”)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30, 2007	(per diluted share)	September 30, 2006	(per diluted share)
Net income (loss) available to common shareholders	$(6,638)	$(0.05)	$5,931	$0.07
Add back dividends on convertible preferred stock	1,564	0.01	1,490	0.02

Total	$(5,074)	$(0.04)	$7,421	$0.08

Plus real estate depreciation and amortization	$40,128	$0.28	$13,734	$0.16
Plus non-cash dividends related to Series C preferred stock	140	0.00	—	0.00
Remove minority interest relating to limited partners	219	0.00	1,184	0.01
Plus stock-based compensation	1,704	0.01	1,411	0.02
Plus amortization of loan costs	2,524	0.02	495	0.01
Plus write-off of loan costs and exit fees	—	0.00	—	0.00
Less amortization of unfavorable management contract liabilities	(564)	(0.00)	(212)	(0.00)
Less gains on sales of properties, net of related income taxes	(531)	(0.00)	—	0.00
Less capital improvements reserve	(13,430)	(0.09)	(4,864)	(0.06)

CAD	$25,116	$0.18	$19,169	$0.22

	Nine Months		Nine Months
	Ended		Ended
	September 30, 2007	(per diluted share)	September 30, 2006	(per diluted share)
Net income available to common shareholders	$16,111	$0.13	$18,979	$0.24
Add back dividends on convertible preferred stock	4,692	0.04	4,469	0.06

Total	$20,803	$0.17	$23,448	$0.30

Plus real estate depreciation and amortization	$117,372	$0.96	$36,887	$0.47
Plus non-cash dividends related to Series C preferred stock	845	0.01	—	0.00
Remove minority interest relating to limited partners	4,026	0.03	4,860	0.06
Plus stock-based compensation	4,669	0.04	4,120	0.05
Plus amortization of loan costs	5,447	0.04	1,470	0.02
Plus write-off of loan costs and exit fees	5,966	0.05	788	0.01
Plus loss from reclassification of discontinued to continuing	—	0.00	863	0.01
Less amortization of unfavorable management contract liabilities	(1,501)	(0.01)	(212)	(0.00)
Less gains on sales of properties, net of related income taxes	(28,370)	(0.23)	—	0.00
Less capital improvements reserve	(33,920)	(0.28)	(12,816)	(0.16)

CAD	$95,337	$0.78	$59,408	$0.76

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	% Variance	2007	2006	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$255,120,213	$237,475,047	7.43%	$779,341,131	$733,032,919	6.32%
RevPAR (1)	$103.35	$96.24	7.39%	$105.99	$99.46	6.56%
Occupancy	76.40%	74.96%	1.93%	75.42%	75.13%	0.38%
ADR	$135.27	$128.39	5.36%	$140.53	$132.38	6.16%
NOTE: The above pro forma table assumes the 114 hotel properties owned and included in continuing operations at September 30, 2007 were owned as of the beginning of the periods presented.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	% Variance	2007	2006	% Variance
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$238,067,412	$219,708,424	8.36%	$725,541,437	$678,610,966	6.92%
RevPAR (1)	$103.81	$95.83	8.33%	$106.18	$99.06	7.19%
Occupancy	76.96%	74.63%	3.12%	75.72%	74.91%	1.09%
ADR	$134.89	$128.40	5.06%	$140.22	$132.24	6.04%
NOTE: The above pro forma table assumes the 106 hotel properties owned and included in continuing operations at September 30, 2007 but not under renovation for the three and nine months ended September 30, 2007 were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
Sheraton City Center — Indianapolis, Sea Turtle Inn Jacksonville, JW Marriott San Francisco, Embassy Suites Las Vegas Airport, Homewood Suites Mobile, Residence Inn Lake Buena Vista, Embassy Suites Philadelphia Airport, Embassy Suites Walnut Creek
OTHER NOTES:
NOTE 1: On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the nine months ended September 30, 2007 compared to the same 2006 period.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma tables, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Nine Months Ended
	September 30, 2007	September 30, 2006	% Variance	September 30, 2007	September 30, 2006	% Variance
REVENUE
Rooms (1)	$255,120	$237,475	7.43%	$779,341	$733,033	6.32%
Food and beverage	67,915	66,720	1.79%	229,131	219,429	4.42%
Other	15,529	16,046	-3.22%	49,281	49,313	-0.07%

Total hotel revenue	338,565	320,241	5.72%	1,057,753	1,001,776	5.59%

EXPENSES
Hotel operating expenses
Rooms (1)	58,743	56,378	4.19%	172,107	168,139	2.36%
Food and beverage	53,281	51,994	2.48%	169,120	163,295	3.57%
Other direct	8,384	8,657	-3.16%	25,455	26,207	-2.87%
Indirect	95,899	89,319	7.37%	281,835	265,051	6.33%
Management fees, includes base and incentive fees	16,526	14,001	18.04%	48,918	46,242	5.79%

Total hotel operating expenses	232,833	220,348	5.67%	697,434	668,935	4.26%

Property taxes, insurance, and other	17,866	19,168	-6.79%	57,011	54,531	4.55%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$87,866	$80,725	8.84%	$303,309	$278,310	8.98%

Minority interest in consolidated joint ventures	$5,226	$4,666	12.00%	$20,355	$18,567	9.63%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$82,640	$76,059	8.65%	$282,954	$259,743	8.94%

NOTE: The above pro forma table assumes the 114 hotel properties owned and included in continuing operations at September 30, 2007 were owned as of the beginning of the periods presented.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Nine Months Ended
	September 30, 2007	September 30, 2006	% Variance	September 30, 2007	September 30, 2006	% Variance
REVENUE
Rooms (1)	$238,067	$219,708	8.36%	$725,541	$678,611	6.92%
Food and beverage	64,360	62,152	3.55%	216,020	205,042	5.35%
Other	14,362	15,061	-4.64%	46,007	46,438	-0.93%

Total hotel revenue	316,789	296,921	6.69%	987,569	930,092	6.18%

EXPENSES
Hotel operating expenses
Rooms (1)	54,527	51,703	5.46%	159,506	154,323	3.36%
Food and beverage	50,250	48,441	3.74%	159,123	152,102	4.62%
Other direct	7,982	8,264	-3.41%	24,239	24,982	-2.97%
Indirect	87,392	82,038	6.53%	257,698	244,170	5.54%
Management fees, includes base and incentive fees	15,512	13,220	17.34%	46,529	43,699	6.48%

Total hotel operating expenses	215,663	203,667	5.89%	647,095	619,277	4.49%

Property taxes, insurance, and other	16,545	17,547	-5.71%	52,670	50,114	5.10%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$84,581	$75,707	11.72%	$287,804	$260,701	10.40%

Minority interest in consolidated joint ventures	$5,226	$4,666	12.00%	$20,355	$18,567	9.63%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$79,355	$71,041	11.70%	$267,449	$242,134	10.46%

NOTE: The above pro forma table assumes the 106 hotel properties owned and included in continuing operations at September 30, 2007 but not under renovation during the three and nine months ended September 30, 2007 were owned as of the beginning of the periods presented.

(1)	On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the nine months ended September 30, 2007 compared to the same 2006 period.

(2)	As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma tables, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region
(Unaudited)

			Three Months Ended		Nine Months Ended		Percent
			September 30,		September 30,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2007	2006	2007	2006	Quarter	YTD
Pacific (1)	22	5,571	$125.83	$118.38	$118.68	$110.26	6.3%	7.6%
Mountain (2)	8	1,597	$87.23	$81.93	$104.99	$99.49	6.5%	5.5%
West North Central (3)	3	690	$96.82	$94.57	$91.22	$87.56	2.4%	4.2%
West South Central (4)	12	2,955	$90.86	$82.05	$99.66	$87.55	10.7%	13.8%
East North Central (5)	10	2,557	$87.24	$85.71	$82.34	$81.84	1.8%	0.6%
East South Central (6)	2	236	$85.87	$81.05	$88.53	$85.95	5.9%	3.0%
Middle Atlantic (7)	10	2,558	$112.57	$103.03	$104.46	$96.22	9.3%	8.6%
South Atlantic (8)	42	9,067	$99.86	$91.42	$111.81	$105.78	9.2%	5.7%
New England (9)	4	458	$78.92	$72.49	$68.91	$62.94	8.9%	9.5%
Canada	1	607	$113.24	$112.39	$92.27	$98.22	0.8%	-6.1%

Total Portfolio	114	26,295	$103.35	$96.24	$105.99	$99.46	7.4%	6.6%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE 1: The above pro forma table assumes the 114 hotel properties owned and included in continuing operations as of September 30, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand
(Unaudited)

			Three Months Ended		Nine Months Ended		Percent
			September 30,		September 30,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2007	2006	2007	2006	Quarter	YTD
Hilton	37	8,022	$108.22	$99.19	$114.28	$104.32	9.1%	9.5%
Hyatt	5	2,591	$99.43	$92.50	$99.30	$94.82	7.5%	4.7%
InterContinental	2	420	$135.05	$118.83	$152.22	$136.27	13.7%	11.7%
Independent	2	317	$64.15	$79.87	$70.53	$82.41	-19.7%	-14.4%
Marriott	59	12,517	$100.46	$93.07	$103.85	$98.67	7.9%	5.2%
Radisson	2	315	$76.20	$77.41	$62.16	$61.45	-1.6%	1.2%
Starwood	7	2,113	$106.08	$106.00	$91.94	$88.73	0.1%	3.6%

Total Portfolio	114	26,295	$103.35	$96.24	$105.99	$99.46	7.4%	6.6%

NOTE 1: The above pro forma table assumes the 114 hotel properties owned and included in continuing operations as of September 30, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all room revenues related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In Thousands)
(Unaudited)

			Three Months Ended				Nine Months Ended				Percent Change in
			September 30,				September 30,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2007	% Total	2006	% Total	2007	% Total	2006	% Total	Quarter	YTD
Pacific (1)	22	5,571	$26,355	30.0%	$24,126	29.9%	$77,968	25.7%	$69,688	25.0%	9.2%	11.9%
Mountain (2)	8	1,597	$3,695	4.2%	$3,131	3.9%	$19,720	6.5%	$18,457	6.6%	18.0%	6.8%
West North Central (3)	3	690	$2,625	3.0%	$2,423	3.0%	$7,496	2.5%	$6,615	2.4%	8.4%	13.3%
West South Central (4)	12	2,955	$7,428	8.5%	$6,135	7.6%	$30,539	10.1%	$23,380	8.4%	21.1%	30.6%
East North Central (5)	10	2,557	$7,366	8.4%	$7,978	9.9%	$20,613	6.8%	$22,505	8.1%	-7.7%	-8.4%
East South Central (6)	2	236	$778	0.9%	$739	0.9%	$2,466	0.8%	$2,517	0.9%	5.3%	-2.0%
Middle Atlantic (7)	10	2,558	$9,784	11.1%	$9,222	11.4%	$26,157	8.6%	$23,262	8.4%	6.1%	12.4%
South Atlantic (8)	42	9,067	$27,354	31.1%	$24,246	30.0%	$113,694	37.5%	$106,082	38.1%	12.8%	7.2%
New England (9)	4	458	$953	1.1%	$877	1.1%	$2,118	0.7%	$1,584	0.6%	8.7%	33.7%
Canada	1	607	$1,528	1.7%	$1,849	2.3%	$2,539	0.8%	$4,221	1.5%	-17.4%	-39.8%

Total Portfolio	114	26,295	$87,866	100.0%	$80,725	100.0%	$303,309	100.0%	$278,310	100.0%	8.8%	9.0%

(1)	Includes Alaska and California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio, Illinois, and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE 1: The above pro forma table assumes the 114 hotel properties owned and included in continuing operations as of September 30, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT MARGIN
(Unaudited)
106 HOTELS NOT UNDER RENOVATION AND INCLUDED IN CONTINUING OPERATIONS AT SEPTEMBER 30, 2007 AS IF SUCH HOTELS WERE OWNED AS OF THE BEGINNING OF THE PERIODS PRESENTED:
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

3rd Quarter 2007	26.70%
3rd Quarter 2006	25.50%

Variance	1.20%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.20%
Food & Beverage and Other Departmental	0.72%
Administrative & General	0.03%
Sales & Marketing	0.13%
Hospitality	0.01%
Repair & Maintenance	0.11%
Energy	0.20%
Franchise Fee	-0.34%
Management Fee	-0.12%
Incentive Management Fee	-0.32%
Insurance	0.23%
Property Taxes	0.46%
Leases/Other	-0.10%

Total	1.20%

NOTE 1: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA SEASONALITY TABLE
(In Thousands)
(Unaudited)
ALL 114 HOTELS OWNED AND INCLUDED IN CONTINUING OPERATIONS AS OF SEPTEMBER 30, 2007:

	2006	2007	2007	2007
	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	TTM
Total Hotel Revenue	$362,231	$327,544	$353,991	$338,565	$1,382,331
Hotel EBITDA	$95,424	$91,870	$107,037	$87,866	$382,197
Hotel EBITDA Margin	26.3%	28.0%	30.2%	26.0%	27.6%

EBITDA % of Total TTM	25.0%	24.0%	28.0%	23.0%	100.0%

JV Interests in EBITDA	$5,659	$7,567	$7,562	$5,246	$26,034
NOTE 1: The above pro forma table assumes that the 114 hotel properties owned and included in continuing operations as of September 30, 2007 were owned as of the beginning of the periods presented.
NOTE 2: As the Company’s Courtyard by Marriott hotel in Philadelphia, Pennsylvania, is leased to a third-party tenant on a triple-net lease basis, the Company only records rental income related to this operating lease for GAAP purposes. However, in the above pro-forma table, all operating results related to this hotel are reflected, which is consistent with the Company’s other hotels.

Ashford Hospitality Trust, Inc.
Debt Summary
As of September 30, 2007
(in millions)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$487.1 million mortgage note payable secured by 32 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.42%	$455.1	$—	$455.1
$211.5 million term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average interest rate of 5.73%	211.5	—	211.5
$300.0 million secured credit facility, matures April 9, 2010, at an interest rate of LIBOR plus a range of 1.55% to 1.95% depending on the loan-to-value ratio, with two one-year extension options	—	50.0	50.0
$47.5 million secured credit facility secured by 1 hotel property, matures October 10, 2008, at an interest rate of LIBOR plus 1.0% to 1.5% depending on the outstanding balance	—	—	—
Mortgage note payable secured by one hotel property, matures December 1, 2017, at an interest rate of 7.24% through December 31, 2007 and 7.39% thereafter	51.3	—	51.3
Mortgage note payable secured by one hotel property, matures December 8, 2016, at an interest rate of 5.81%	101.0	—	101.0
Mortgage note payable secured by six hotel properties, matures December 11, 2009, at an interest rate of LIBOR plus 1.72%, with two one-year extension options	—	184.0	184.0
$928.5 million mortgage loan secured by 28 hotel properties, matures April 11, 2017, at an average blended interest rate of 5.95%	928.5	—	928.5
$375.0 million loan secured by 18 hotels and mezzanine notes receivable, matures May 9, 2009, at an interest rate of LIBOR plus 1.65%, with 3 one-year extension options	—	375.0	375.0
Mortgage loans assumed with acquisition of CNL portfolio, maturing between 2008 and 2025, with an average blended interest rate of 6.01%	434.7	—	434.7

Total Debt Excluding Premium	$2,182.1	$609.0	$2,791.1

Mark-to-Market Premium			4.0
Plus Debt Attributable to Joint Venture Partners			124.6

Net Debt Including Premium			$2,919.7

Percentage of Total	78.18%	21.82%	100.00%

Weighted Average Interest Rate at September 30, 2007			6.05%

ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
114 Core Hotels (a)

		2007				2008
		Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated	Estimated
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Residence Inn Evansville	78	x
SpringHill Suites BWI Airport	133	x
SpringHill Suites Centreville	136	x
SpringHill Suites Gaithersburg	162	x
Courtyard Overland Park	168	x
Hilton Santa Fe	157	x
Hilton Garden Inn Jacksonville	119	x
Marriott at Research Triangle Park	225	x			x	x
Marriott Crystal Gateway	697	x			x	x	x
Hyatt Dulles	316	x	x			x
Sea Turtle Inn Jacksonville	193	x	x	x	x	x	x
Sheraton City Center — Indianapolis	371		x	x
JW Marriott San Francisco	338		x	x	x	x
Embassy Suites Las Vegas Airport	220			x
Homewood Suites Mobile	86			x	x
Residence Inn Lake Buena Vista	210			x	x
Embassy Suites Walnut Creek	249			x	x
Embassy Suites Philadelphia Airport	263			x	x	x
Sheraton San Diego Mission Valley	260				x
Hilton Tucson El Conquistador Golf Resort	321				x			x	x
Hilton Minneapolis Airport	300				x	x
Residence Inn Jacksonville	120				x	x
Courtyard San Francisco Downtown	405				x	x
Courtyard Basking Ridge	235				x	x
TownePlace Suites Manhattan Beach	144				x	x
Sheraton Anchorage	375				x	x
Embassy Suites Dulles Int’l	150					x
Embassy Suites Santa Clara — Silicon Valley	193					x	x
Hampton Inn Jacksonville	118						x	x
Hampton Inn Lawrenceville	86						x	x
Hilton Dallas — Lincoln Centre	375						x	x
Hyatt Regency Coral Gables	242						x	x
Hampton Inn Houston Galleria	150						x	x
Embassy Suites West Palm Beach	160						x	x
Hyatt Regency Orange County	654							x
Courtyard Ft. Lauderdale Weston	174							x	x
Hilton Rye Town	335							x	x
Marriott Legacy Center	404							x	x
Courtyard Louisville Airport	150								x
SpringHill Suites Manhattan Beach	164								x
SpringHill Suites Charlotte	136								x
SpringHill Suites Raleigh Airport	120								x
SpringHill Suites Mall of Georgia	96								x
SpringHill Suites Richmond	136								x
Hilton Nassau Bay — Clear Lake	243								x
Marriott Bridgewater	347								x
SpringHill Suites Philadelphia	199								x

(a) Only hotels which have had or are expected to have significant capital expenditures during 2007 or 2008 are included in this table.
      This table excludes a possible $50.0 million related to ROI projects.